EXHIBIT 99.1

Willis Towers Watson Reports Fourth Quarter and Full Year Results

  Fourth quarter Diluted Earnings per Share were $0.25
  Fourth quarter Adjusted Diluted Earnings per Share were $1.88
  Full Year 2016 Diluted Earnings per share were $2.26
  Full Year 2016 Adjusted Diluted Earnings per Share were $7.96
  Increases quarterly dividend 10%

ARLINGTON, Va. and LONDON, Feb. 09, 2017 (GLOBE NEWSWIRE) -- Willis Towers Watson (NASDAQ:WLTW) (the “Company”), a leading global advisory, broking and solutions company, today announced financial results for the fourth quarter and full year of 2016, which ended December 31, 2016. On January 4, 2016, the merger of Willis Group Holdings plc (Willis) and Towers Watson & Co. (Towers Watson) was completed. In this release, the Company has presented consolidated financial results for the quarter and full year ended December 31, 2016 and certain pro forma results for the quarter and full year ended December 31, 2015.

Total Revenues were $1.9 billion for the fourth quarter of 2016 and pro forma 2015 (4% constant currency increase, 1% organic increase).

Total Revenues were $7.9 billion for the twelve months ended December 31, 2016, an increase of 5% (8% constant currency increase, 1% organic increase) as compared to Willis and Towers Watson pro forma revenues of $7.5 billion for the same period in the prior year. Adjusted Revenues, which include $58 million of revenue not recognized due to purchase accounting rules, were $7.9 billion for the twelve months ended December 31, 2016, or an increase of 6% (9% constant currency increase, 2% organic increase), as compared to Willis and Towers Watson pro forma revenues of $7.5 billion for the same period in the prior year.

Net income attributable to Willis Towers Watson for the fourth quarter of 2016 was $34 million, a decrease from pro forma net income attributable to Willis and Towers Watson of $66 million for the prior-year fourth quarter. Net income attributable to Willis Towers Watson for the twelve months ended December 31, 2016 was $312 million, a decrease from pro forma net income attributable to Willis and Towers Watson of $640 million for the twelve months ended December 31, 2015.

For the quarter, diluted earnings per share were $0.25, and adjusted diluted earnings per share were $1.88. Net income attributable to Willis Towers Watson and diluted earnings per share for the fourth quarter of 2016 include pre-tax $78 million of restructuring costs and $60 million of integration expenses. The GAAP tax rate for the quarter was 3%, and the adjusted tax rate for the quarter used in calculating adjusted diluted earnings per share was 19%.

For the full year, diluted earnings per share were $2.26, and adjusted diluted earnings per share were $7.96. Net income attributable to Willis Towers Watson and diluted earnings per share for the twelve months ended December 31, 2016 include pre-tax $193 million of restructuring costs and $177 million of integration expenses. The GAAP tax rate for the full year was 3%, and the adjusted tax rate for the full year used in calculating adjusted diluted earnings per share was 21%.

Adjusted EBITDA for the fourth quarter of 2016 was $419 million, or 21.7% of Revenues; compared to pro forma Adjusted EBITDA of $406 million, or 21.1% of pro forma Revenues, for the fourth quarter of 2015.

Adjusted EBITDA for the twelve months ended December 31, 2016 was $1.77 billion, or 22.3% of Adjusted Revenues, compared to pro forma Adjusted EBITDA of $1.68 billion, or 22.5% of pro forma Revenues, for the twelve months ended December 31, 2015.

Net cash from operating activities for 2016 was $967 million. Free Cash Flow for 2016 was $745 million.  As of December 31, 2016, we repurchased approximately $400 million of Willis Towers Watson stock for the year.

“As we celebrate the first anniversary of Willis Towers Watson, I want to thank all of our colleagues for their support, enthusiasm and client focus,” said John Haley, Willis Towers Watson’s chief executive officer. “I’m very pleased with the progress we’ve made against our 2016 costs, tax and revenue synergy goals. I’m confident that our integrated talent and risk offerings, combined with the strong leadership team, including the recent changes made in CRB and IRR, have enhanced our go to market strategies, which will help us to achieve our 2018 merger objectives.”

Fourth Quarter Company Highlights

Segment Highlights

Human Capital & Benefits

For the quarter, the Human Capital & Benefits (“HCB”) segment had commissions and fees of $751 million, a decrease of 4% (flat constant currency and 2% organic decline) from pro forma $779 million in the prior-year fourth quarter.  In an effort to align resources and market demand, a significant restructuring effort took place in the third and fourth quarters across all lines of business in the HCB segment.  This action impacted more than 325 colleagues globally.  Retirement revenues were down, impacted by a drop in actuarial consulting revenues, and were partially offset by an increase in North America pension administration fees.  Talent and Rewards, experienced the largest drop in revenues, primarily in the Executive Compensation and Rewards, Talent and Communication consulting businesses due to fewer consulting projects and uncertainty of the regulatory and economic conditions surrounding the U.S. election. Talent & Rewards was also significantly impacted by the restructuring.  Healthcare consulting continued to see growth, led by activity outside of the North America Region. Revenue in the Technology and Administration business in Great Britain experienced growth as a result of new administration clients and project activity. The HCB segment had total revenues of $759 million, which includes interest and other income, and an operating margin of 20%.

Corporate Risk & Broking

For the quarter, the Corporate Risk & Broking (“CRB”) segment had commissions and fees of $695 million, an increase of 2% (6% constant currency increase and flat on an organic basis) from pro forma $679 million in the prior-year fourth quarter. The quarter’s reported and constant currency commissions and fees growth was driven by the acquisition of Gras Savoye. Great Britain led organic growth for the third quarter in a row as a result of strong growth in construction, retail, and aerospace.   Western Europe also had strong organic growth, primarily in large client accounts and Affinity.  North America organic revenue declined slightly as a result of a lower new business pipeline.  International organic revenue declined due to Asia and CEEMEA, partially offset by growth in Venezuela and Brazil.  The CRB segment had total revenues of $703 million, which includes interest and other income, and an operating margin of 32%.

Investment, Risk & Reinsurance

For the quarter, the Investment, Risk & Reinsurance segment had commissions and fees of $260 million, a decrease of 9% (3% constant currency decline and 3% organic decline) from pro forma $287 million in the prior-year fourth quarter.  Wholesale and Investment revenue growth was more than offset primarily by a decline in Reinsurance in the International Region and the Portfolio Underwriting Services.  The Investment, Risk & Reinsurance segment had total revenues of $264 million, which includes interest and other income, and an operating margin of 1%.  IRR experiences a seasonally low operating margin in the fourth quarter, primarily driven by the timing of revenue in reinsurance.

Exchange Solutions

For the quarter, the Exchange Solutions segment had commissions and fees of $174 million, an increase of 21% (21% constant currency increase and 21% organic increase) from pro forma $144 million in the prior-year fourth quarter. Retiree and Access Exchanges revenues increased by 34%, primarily as a result of the record 2016 annual enrollment season. The rest of the segment revenues increased by 9%, primarily due to Technology and Administration Solutions adding new clients and experiencing higher project activity. The Exchange Solutions segment had total revenues of $175 million, which includes interest and other income, and an operating margin of 8%.

Reconciliation of Segment Operating Income to Income from Continuing Operations before Income Taxes and Interest in Earnings of Associates

For the fourth quarter and full year, the Company recorded expenses that are excluded from our segment operating income. The following table represents the difference.

	Three Months ended December 31,	Twelve Months ended December 31,
	2016	2016

Segment Operating Income	$389	$1,608
Differences in allocation methods(i)	(7)	18
Fair value adjustment for deferred revenue	-	(58)
Amortization	(148)	(591)
Restructuring costs	(78)	(193)
Integration and transaction expenses	(60)	(177)
Provision for the Stanford litigation	-	(50)
Other, net	(8)	(6)
Income from Operations	88	551
Interest expense	46	184
Other expense, net	1	27
Income from continuing operations before income taxes and interest in earnings of associates	$41	$340

(i)Includes certain costs, primarily those related to corporate functions, leadership, projects, and certain differences between budgeted expenses determined at the beginning of the fiscal year and actual expenses that we report for GAAP purposes.

Dividend Increase

On February 8, 2017, the Willis Towers Watson Board of Directors approved a regular quarterly cash dividend of $0.53 per common share for the quarter ended December 31, 2016. This represents a 10% increase. The dividend is payable on or about April 17, 2017 to shareholders of record at the close of business on March 31, 2017.

Outlook for 2017

For 2017, the Company expects constant currency revenue growth between 2% and 3% and adjusted diluted earnings per share in the range of $8.40 to $8.55.

Conference Call

The Company will host a live webcast and conference call to discuss the financial results for the fourth quarter of 2016. It will be held on Thursday, February 9, 2017, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.willistowerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay of the call will also be available for 24 hours at 404-537-3406, conference ID 53649380.

About Willis Towers Watson

Willis Towers Watson (NASDAQ:WLTW) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has 40,000 employees in more than 140 countries. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com.

Willis Towers Watson Non-GAAP Measures

In order to assist readers of our condensed consolidated financial statements in understanding the core operating results that Willis Towers Watson’s management uses to evaluate the business and for financial planning, we present non-GAAP measures. Willis Towers Watson’s management began using the following measures from the effective date of the Merger: (1) Adjusted Revenues, (2) Constant Currency Change, (3) Organic Change, (4) Adjusted Operating Income, (5) Adjusted EBITDA, (6) Adjusted Net Income, (7) Adjusted Diluted Earnings Per Share, (8) Adjusted Income Before Taxes, (9) Adjusted Income Taxes/Rate and (10) Free Cash Flow. The Company believes these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating and liquidity results.

Within these measures, we have adjusted for significant items which will not be settled in cash, or which we believe to be items that are not core to our current or future operations. These items include the following:

  Restructuring, integration and transaction costs - Management believes it is appropriate to adjust for restructuring, integration and transaction costs when they relate to a specific significant program with a defined set of activities and costs that are not expected to continue beyond a defined period of time. We believe the adjustment is necessary to present how the Company is performing, both now and in the future when these programs will have concluded.
  Fair value adjustment to deferred revenue - Adjustment to normalize for the deferred revenue written down as part of the purchase accounting for the Merger.
  Gains and losses on disposals of operations - Adjustment to remove the results of discontinued operations.
  Provision for Stanford litigation - The provision for the Stanford litigation matter, which we consider to be a non-ordinary course litigation matter.
  Venezuelan currency devaluation - Foreign exchange losses incurred as a consequence of the Venezuelan government’s enforced changes to exchange rate mechanisms.
  Deferred tax valuation allowance – Adjustment to remove the effects of the partial release of its valuation allowance against its U.S. deferred tax assets due to an increase in actual and forecast U.S. earnings.
  Gain on remeasurement of equity interests - The Company recognized a gain as a result of remeasuring its prior equity interest in Gras Savoye held before the business combination.

These measures are different than those reported in our Form 10-K for the year ended December 31, 2015 and filed with the SEC on February 29, 2016; and from those reported in our Form 8-K filed with the SEC on March 10, 2016. Historical non-GAAP measures have been recalculated using management’s new metrics for 2016.

Willis Towers Watson evaluates revenue on an as reported, adjusted, constant currency and organic basis. Willis Towers Watson believes providing adjusted, constant currency and organic information provides valuable supplemental information regarding our comparable results, consistent with how Willis Towers Watson evaluates its performance internally.

Willis Towers Watson considers Adjusted Revenues, Constant Currency Change, Organic Change, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Income before taxes, Adjusted Income Taxes/Rate and Free Cash Flow to be important financial measures, which are used to internally evaluate and assess our core operations and to benchmark our operating and liquidity results against our competitors. These non-GAAP measures are important in illustrating what Willis Towers Watson’s comparable operating and liquidity results would have been had Willis Towers Watson not incurred transaction-related and non-recurring items. Willis Towers Watson’s non-GAAP measures and their accompanying definitions are presented as follows:

Adjusted Revenues – presents relevant period-over-period comparisons of revenues by excluding the impact of purchase accounting rules and is defined as: Total Revenues adjusted for the fair value adjustment for deferred revenues that would otherwise have been recognized but for the purchase accounting treatment of these transactions. GAAP accounting requires the elimination of this revenue.
Constant Currency Change – represents the year over year change in revenues excluding the impact of foreign currency fluctuations. To calculate this impact, the prior year local currency results are first translated using the current year monthly average exchange rates. The change is calculated by comparing the prior year revenues, translated at the current year monthly average exchange rates, to the current year as reported revenues, for the same period. We believe constant currency measures provide useful information to investors because they provide transparency to performance by excluding the effect that foreign currency exchange rate fluctuations have on period-over-period comparability given volatility in foreign currency exchange markets.
Organic Change – The organic presentation excludes both the impact of fluctuations in foreign currency exchange rates, as described above, as well as the period-over-period impact of acquisitions and divestitures. We believe that excluding transaction-related items from our GAAP financial measures provides useful supplemental information to our investors, and it is important in illustrating what our core operating results would have been had we not incurred these transaction-related items, since the nature, size and number of these translation-related items can vary from period to period.
Adjusted Operating Income – Income from Operations adjusted for amortization, restructuring costs, integration and transaction expenses, the fair value adjustment for deferred revenue and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results.
Adjusted EBITDA – Net Income adjusted for provision for income taxes, interest expense, depreciation and amortization, restructuring costs, integration and transaction expenses, the fair value adjustment for deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results.
Adjusted Net Income – Net Income Attributable to Willis Towers Watson adjusted for amortization, restructuring costs, integration and transaction expenses, the fair value adjustment of deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results and the related tax effect of those adjustments. This measure is used solely for the purpose of calculating adjusted diluted earnings per share.
Adjusted Diluted Earnings Per Share – Adjusted Net Income divided by the weighted average shares of common stock, diluted.
Adjusted Income before taxes – Income from continuing operations before income taxes and interest in earnings of associates adjusted for amortization, restructuring costs, integration and transaction expenses, the fair value adjustment of deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted income before taxes is used solely for the purpose of calculating the adjusted income tax rate.
Adjusted Income Taxes/Rate – Provision for income taxes adjusted for taxes on certain items of amortization, restructuring costs, integration and transaction expenses, the fair value adjustment for deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted income taxes is used solely for the purpose of calculating the Adjusted Income Tax Rate.
Free Cash Flow- Cash Flows from Operating Activities less cash used to purchase fixed assets and software for internal use. Free Cash Flow is a liquidity measure and is not meant to represent residual cash flow available for discretionary expenditures.

These non-GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP measures should be considered in addition to, and not as a substitute for, the information contained within Willis Towers Watson’s financial statements.

The pro forma financial information is only for Willis and Towers Watson and does not include Gras Savoye or other merger and acquisition activity on a pro forma basis.

Reconciliations of these measures are included in the accompanying tables with the following exception.

The Company does not reconcile its forward looking non-GAAP financial measures to the corresponding GAAP measures because, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible, not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available to the Company without unreasonable efforts. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations.

Willis Towers Watson Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Watson and Willis, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained herein, including the following: the ability of the company to successfully integrate the Towers Watson, Gras Savoye and Willis businesses, operations and employees, and realize anticipated growth, synergies and cost savings; the potential impact of the Willis Towers Watson merger on relationships, including with employees, suppliers, clients and competitors; the possibility that the anticipated benefits from the merger cannot be fully realized or may take longer to realize than expected; the ability of the company to successfully establish and achieve its global business strategy; changes in demand for our services, including any decline in defined benefit pension plans or the purchasing of insurance; changes in general economic, business and political conditions, including changes in the financial markets; significant competition that the company faces and the potential for loss of market share and/or profitability; expectations, intentions and outcomes relating to outstanding litigation; the risk the Stanford litigation settlement will not be approved, the risk that the Stanford bar order may be challenged in other jurisdictions, and the risk that the charge related to the Stanford settlement may not be deductible; the risk of material adverse outcomes on existing litigation matters; any changes in the regulatory environment in which the company operates; the ability to successfully manage ongoing organizational changes; compliance with extensive government regulation; the company’s ability to make divestitures or acquisitions and its ability to integrate or manage such acquired businesses; the risk that the company may not be able to repurchase the intended number of outstanding shares due to M&A activity or investment opportunities, market or business conditions, or other factors; the diversion of time and attention of the company's management team while the merger and other acquisitions are being integrated; doing business internationally, including the impact of exchange rates; the potential impact of the UK vote in favor of the UK leaving the European Union; the federal income tax consequences of the merger and the enactment of additional state, federal, and/or foreign regulatory and tax laws and regulations, including changes in tax rates; the company’s capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each; the ability of the company to obtain financing on favorable terms or at all; adverse changes in the credit ratings of the company; various claims, government inquiries or investigations or the potential for regulatory action; failure to protect client data or breaches of information systems; reputational damage; disasters or business continuity problems; fluctuation in revenues against the company’s relatively fixed expenses; technological change; the inability to protect intellectual property rights, or the potential infringement upon the intellectual property rights of others; fluctuations in the company’s pension liabilities; loss of, failure to maintain, or dependence on certain relationships with insurance carriers; changes and developments in the United States healthcare system; reliance on third-party services; the company's holding company structure could prevent it from being able to receive dividends or other distributions in needed amounts from our subsidiaries; and changes in accounting estimates and assumptions. These factors also include those described under “Risk Factors” in the company’s most recent 10-K and 10-Q filings with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against relying on these forward-looking statements.

WILLIS TOWERS WATSON
Supplemental Segment Information
(In Millions of U.S. Dollars)

The pro forma financial information does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Willis Towers Watson would have been had the Merger occurred on January 1, 2015, nor is it necessarily indicative of future consolidated results of operations or consolidated financial position.

Segment revenue and operating income for the twelve months ended December 31, 2016 both include revenue that was deferred at the time of the Merger, and eliminated due to purchase accounting. The impact of the elimination from purchase accounting (which is the reduction to 2016 consolidated revenue and operating income) has been included in the reconciliation to our consolidated results in order to provide the actual revenues the segments would have recognized on an unadjusted basis.

SEGMENT REVENUE
Commissions and Fees
	Three Months			Components of Revenue Change
	ended December 31,			Currency	Constant Currency	Acquisitions	Organic
	2016	2015	Pro Forma Change	Impact	Change	Divestitures	Change
		Pro Forma
Human Capital & Benefits	$751	$779	(4)%	(4)%	0%	2%	(2)%
Corporate Risk & Broking	695	679	2%	(4)%	6%	6%	0%
Investment, Risk & Reinsurance	260	287	(9)%	(6)%	(3)%	0%	(3)%
Exchange Solutions	174	144	21%	0%	21%	0%	21%
Commissions and Fees	$1,880	$1,889	0%	(3)%	3%	3%	0%

	Twelve Months			Components of Revenue Change
	ended December 31,			Currency	Constant Currency	Acquisitions	Organic
	2016	2015	Pro Forma Change	Impact	Change	Divestitures	Change
		Pro Forma
Human Capital & Benefits	$3,210	$3,151	2%	(3)%	5%	5%	0%
Corporate Risk & Broking	2,502	2,301	9%	(3)%	12%	12%	0%
Investment, Risk & Reinsurance	1,382	1,399	(1)%	(3)%	2%	6%	(4)%
Exchange Solutions	652	484	35%	0%	35%	2%	33%
Commissions and Fees	$7,746	$7,335	6%	(3)%	9%	7%	2%

Total Segment Revenues
	Three Months ended December 31,		Twelve Months ended December 31,
	2016	2015	2016	2015
		Pro Forma		Pro Forma
Human Capital & Benefits	$759	$779	$3,226	$3,167
Corporate Risk & Broking	703	683	2,531	2,318
Investment, Risk & Reinsurance	264	288	1,441	1,411
Exchange Solutions	175	145	654	487
Total Segment Revenues	$1,901	$1,895	$7,852	$7,383

Reconciliation of Total Segment Revenues to Total Revenues

	Three Months ended December 31,		Twelve Months ended December 31,
	2016	2015	2016	2015
		Pro Forma		Pro Forma
Total Segment Revenues	$1,901	$1,895	$7,852	$7,383
Fair value adjustment for deferred revenue	-	-	(58)	-
Reimbursable expenses and other	26	27	93	109
Total Revenues	$1,927	$1,922	$7,887	$7,492

The components of the change in Total Revenues and Adjusted Revenues generated for the three months ended December 31, 2016 and pro forma total revenues for the three months ended December 31, 2015 are as follows:
				Components of Revenue Change
	Three Months ended December 31,		Pro Forma	Currency	Constant Currency	Acquisitions	Organic
	2016	2015	Change	Impact	Change	Divestitures	Change
		Pro Forma
Total Revenues	$1,927	$1,922	0%	(4)%	4%	3%	1%
Fair value adjustment for deferred revenue	-	-
Adjusted Revenues	$1,927	$1,922	0%	(4)%	4%	3%	1%

The components of the change in Total Revenues and Adjusted Revenues generated for the twelve months ended December 31, 2016 and pro forma total revenues for the twelve months ended December 31, 2015 are as follows:
				Components of Revenue Change
	Twelve Months ended December 31,		Pro Forma	Currency	Constant Currency	Acquisitions	Organic
	2016	2015	Change	Impact	Change	Divestitures	Change
		Pro Forma
Total Revenues	$7,887	$7,492	5%	(3)%	8%	7%	1%
Fair value adjustment for deferred revenue	58	-
Adjusted Revenues	$7,945	$7,492	6%	(3)%	9%	7%	2%

SEGMENT OPERATING INCOME(i)
	Three Months ended December 31,		Twelve Months ended December 31,
	2016	2015	2016	2015
		Pro Forma		Pro Forma
Human Capital & Benefits	$149	$164	$680	$708
Corporate Risk & Broking	222	223	520	492
Investment, Risk & Reinsurance	4	(10)	306	269
Exchange Solutions	14	14	102	52
Segment Operating Income	$389	$391	$1,608	$1,521

(i)Segment operating income excludes certain costs, including amortization of intangibles, restructuring costs, certain integration and transaction expenses, certain litigation provisions and to the extent that the actual expense based upon which allocations are made differs from the forecast/budget amount, a reconciling item will be created between internally allocated expenses and the actual expense reported for US GAAP purposes.

Reconciliation of Segment Operating Income to Income from continuing operations before income taxes and interest in earnings of associates

	Three Months ended December 31,		Twelve Months ended December 31,
	2016	2015	2016	2015
		Pro Forma		Pro Forma
Segment Operating Income	$389	$391	$1,608	$1,521
Differences in allocation methods(i)	(7)	(13)	18	(32)
Fair value adjustment for deferred revenue	-	-	(58)	-
Amortization	(148)	(140)	(591)	(535)
Restructuring costs	(78)	(33)	(193)	(126)
Integration and transaction expenses	(60)	(4)	(177)	(30)
Provision for the Stanford litigation	-	(70)	(50)	(70)
Other, net	(8)	-	(6)	37
Income from Operations	88	131	551	765
Interest expense	46	44	184	164
Other expense/(income), net	1	(29)	27	(112)
Income from continuing operations before income taxes and interest in earnings of associates	$41	$116	$340	$713

(i)Includes certain costs, primarily those related to corporate functions, leadership, projects, and certain differences between budgeted expenses determined at the beginning of the fiscal year and actual expenses that we report for GAAP purposes.

WILLIS TOWERS WATSON
Reconciliation of Non-GAAP Measures
(In Millions of U.S. Dollars, Except Per Share Data)

RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO WILLIS TOWERS WATSON TO ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months ended December 31,				Twelve Months ended December 31,
	2016		2015		2016	2015
	Willis Towers Watson		Legacy Willis		Willis Towers Watson	Legacy Willis
Net Income/(Loss) attributable to Willis Towers Watson	$34		$(24)		$312	$373
Adjusted for certain items(i)
Amortization	148		23		591	76
Restructuring costs	78		33		193	126
Integration and transaction expenses(ii)	60		48		177	73
Provision for the Stanford litigation	-		70		50	70
Fair value adjustment for deferred revenue	-		-		58	-
Gain on disposal of operations	-		-		(2)	(25)
Venezuela currency devaluation	-		27		-	30
Gain on remeasurement of equity interests	-		(59)		-	(59)
Tax effect on certain items listed above(iii)	(60)		(40)		(281)	(83)
Deferred tax valuation allowance	-		14		-	(96)
Adjusted Net Income	$260		$92		$1,098	$485

Weighted average shares of common stock, diluted	138		69		138	69

Diluted Earnings/(Loss) Per Share	$0.25		$(0.35)		$2.26	$5.41
Adjusted for certain items(i)
Amortization	1.07		0.33		4.28	1.10
Restructuring costs	0.57		0.48		1.40	1.83
Integration and transaction expenses(ii)	0.43		0.70		1.28	1.06
Provision for the Stanford litigation	-		1.01		0.36	1.01
Fair value adjustment for deferred revenue	-		-		0.42	-
Gain on disposal of operations	-		-		(0.01)	(0.36)
Venezuela currency devaluation	-		0.39		-	0.43
Gain on remeasurement of equity interests	-		(0.85)		-	(0.86)
Tax effect on certain items listed above(iii)	(0.44)		(0.58)		(2.03)	(1.20)
Deferred tax valuation allowance	-		0.20		-	(1.39)
Adjusted Diluted Earnings Per Share	$1.88		$1.33		$7.96	$7.03

(i) In the second quarter of 2016, Willis Towers Watson changed the manner in which adjusted items are presented in the reconciliation of Adjusted Net Income. This change resulted in adjusted items being presented on a pretax basis and the related tax impacts on adjusted items being aggregated into a separate line item. The adjusted items for prior periods presented were updated to conform to the current presentation.

(ii) Integration and transaction expenses related to the Merger and Gras Savoye acquisition.
(iii) The tax effect was calculated using the statutory tax rate applicable to the item being adjusted for in the jurisdiction from which each adjustment arises.

RECONCILIATION OF TOTAL REVENUES TO ADJUSTED REVENUES

					Pro Forma (Unaudited)
	Three Months ended December 31,				Three Months ended December 31,
	2016		2015		2015	2015
	Willis Towers Watson		Legacy Willis		Legacy Towers Watson & Pro Forma Adjustments	Willis Towers Watson
Total Revenues	$1,927		$974		$948	$1,922
Fair value adjustment for deferred revenue	-		-		-	-
Adjusted Revenues	$1,927		$974		$948	$1,922

					Pro Forma (Unaudited)
	Twelve Months ended December 31,				Twelve Months ended December 31,
	2016		2015		2015	2015
	Willis Towers Watson		Legacy Willis		Legacy Towers Watson & Pro Forma Adjustments	Willis Towers Watson
Total Revenues	$7,887		$3,829		$3,663	$7,492
Fair value adjustment for deferred revenue	58		-		-	-
Adjusted Revenues	$7,945		$3,829		$3,663	$7,492

RECONCILIATION OF NET INCOME/(LOSS) TO ADJUSTED EBITDA

					Pro Forma (Unaudited)
	Three Months ended December 31,				Three Months ended December 31,
	2016		2015		2015	2015
	Willis Towers Watson		Legacy Willis		Legacy Towers Watson & Pro Forma Adjustments	Willis Towers Watson
Net Income/(Loss)	$40	2.1%	$(18)	(1.8)%	$90	$72	3.7%
Provision for income taxes	1		4		32	36
Interest expense	46		39		5	44
Depreciation	46		25		15	40
Amortization	148		23		117	140
EBITDA and EBITDA Margin	281	14.6%	73	7.5%	259	332	17.3%
Restructuring costs	78		33		-	33
Integration and transaction expenses(i)	60		48		(45)	3
Provision for the Stanford litigation	-		70		-	70
Venezuela currency devaluation	-		27		-	27
Gain on remeasurement of equity interests	-		(59)		-	(59)
Adjusted EBITDA and Adjusted EBITDA Margin	$419	21.7%	$192	19.7%	$214	$406	21.1%

(i) Pro forma Willis Towers Watson integration and transaction expenses of $3 million relate to the Gras Savoye acquisition

					Pro Forma (Unaudited)
	Twelve Months ended December 31,				Twelve Months ended December 31,
	2016		2015		2015	2015
	Willis Towers Watson		Legacy Willis		Legacy Towers Watson & Pro Forma Adjustments	Willis Towers Watson
Net Income	$330	4.2%	$384	10.0%	$268	$652	8.7%
Provision for/(benefit from) income taxes	12		(33)		103	70
Interest expense	184		142		22	164
Depreciation	178		95		64	159
Amortization	591		76		459	535
EBITDA and EBITDA Margin	1,295	16.4%	664	17.3%	916	1,580	21.1%
Restructuring costs	193		126		-	126
Integration and transaction expenses(i)	177		73		(58)	15
Provision for the Stanford litigation	50		70		-	70
Fair value adjustment for deferred revenue	58		-		-	-
Gain on disposal of operations	(2)		(25)		(55)	(80)
Venezuela currency devaluation	-		30		-	30
Gain on remeasurement of equity interests	-		(59)		-	(59)
Adjusted EBITDA and Adjusted EBITDA Margin	$1,771	22.3%	$879	23.0%	$803	$1,682	22.5%

(i) Pro forma Willis Towers Watson integration and transaction expenses of $15 million relate to the Gras Savoye acquisition

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED OPERATING INCOME

					Pro Forma (Unaudited)
	Three Months ended December 31,				Three Months ended December 31,
	2016		2015		2015	2015
	Willis Towers Watson		Legacy Willis		Legacy Towers Watson & Pro Forma Adjustments	Willis Towers Watson
Income from operations	$88	4.6%	$2	0.2%	$129	$131	6.8%
Adjusted for certain items
Amortization	148		23		117	140
Restructuring costs	78		33		-	33
Integration and transaction expenses(i)	60		48		(45)	3
Provision for the Stanford litigation	-		70		-	70
Adjusted Operating Income	$374	19.4%	$176	18.1%	$201	$377	19.6%

(i) Pro forma Willis Towers Watson integration and transaction expenses of $3 million relate to the Gras Savoye acquisition

					Pro Forma (Unaudited)
	Twelve Months ended December 31,				Twelve Months ended December 31,
	2016		2015		2015	2015
	Willis Towers Watson		Legacy Willis		Legacy Towers Watson & Pro Forma Adjustments	Willis Towers Watson
Income from operations	$551	7.0%	$427	11.2%	$338	$765	10.2%
Adjusted for certain items
Amortization	591		76		459	535
Restructuring costs	193		126		-	126
Integration and transaction expenses(i)	177		73		(58)	15
Provision for the Stanford litigation	50		70		-	70
Fair value adjustment for deferred revenue	58		-		-	-
Adjusted Operating Income	$1,620	20.4%	$772	20.2%	$739	$1,511	20.2%

(i) Pro forma Willis Towers Watson integration and transaction expenses of $15 million relate to the Gras Savoye acquisition

RECONCILIATION OF GAAP INCOME TAXES/RATE TO ADJUSTED INCOME TAXES/RATE

	Three Months ended December 31,		Twelve Months ended December 31,
	2016		2016
Income from continuing operations before income taxes and interest in earnings of associates	$41		$340
Adjusted for certain items
Amortization	148		591
Restructuring costs	78		193
Integration and transaction expenses	60		177
Provision for the Stanford litigation	-		50
Fair value adjustment for deferred revenue	-		58
Gain on disposal of operations	-		(2)
Adjusted income before taxes	$327		$1,407

Provision for income taxes	$1		$12
Tax effect on certain items listed above(i)	60		281
Adjusted income taxes	$61		$293

GAAP tax rate(ii)	2.7%		3.4%
Adjusted income tax rate(ii)	18.9%		20.8%

(i)The tax effect and effective tax rate was calculated using the statutory tax rate applicable to the item being adjusted for in the jurisdiction from which each adjustment arises.
(ii)These effective tax rates are calculated using extended values from our consolidated statements of operations or this reconciliation, and are therefore more precise tax rates than can be calculated from rounded values.

RECONCILIATION OF NET CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

	Year ended
	2016
Net cash from operating activities	$967
Additions to fixed assets and software for internal use	(222)
Free Cash Flow	$745

WILLIS TOWERS WATSON
Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)

			Pro Forma (Unaudited)
			Legacy Towers Watson & Pro Forma Adjustments	Willis Towers Watson
	Three Months ended December 31,		Three Months ended December 31,
	2016	2015	2015	2015

Revenues
Commissions and fees	$1,904	$970	$947	$1,917
Interest and other income	23	4	1	5
Total revenues	1,927	974	948	1,922

Costs of providing services
Salaries and benefits	1,127	607	536	1,143
Other operating expenses	380	236	195	431
Depreciation	46	25	15	40
Amortization	148	23	117	140
Restructuring costs	78	33	-	33
Integration expenses(i)	60	48	(44)	4
Total costs of providing services	1,839	972	819	1,791

Income from operations	88	2	129	131

Interest expense	46	39	5	44
Other expense/(income), net	1	(29)	-	(29)

INCOME/(LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	41	(8)	124	116

Provision for income taxes	1	4	32	36

INCOME/(LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	40	(12)	92	80

Interest in losses of associates, net of tax	-	(6)	(2)	(8)

NET INCOME/(LOSS)	40	(18)	90	72

Income attributable to non-controlling interests	(6)	(6)	-	(6)

NET INCOME/(LOSS) ATTRIBUTABLE TO WILLIS TOWERS WATSON	$34	$(24)	$90	$66

EARNINGS/(LOSS) PER SHARE(ii)
Basic earnings/(loss) per share	$0.25	$(0.35)		$0.48
Diluted earnings/(loss) per share	$0.25	$(0.35)		$0.48

Cash dividends declared per share(ii)	$0.48	$0.82

Weighted average shares of common stock, basic	137	68		137
Weighted average shares of common stock, diluted	138	69		138

(i) Pro Forma adjustment represents removal of $(45) million Legacy Willis Merger related integration expenses and remaining $1 million Legacy Towers Watson non-Merger integration related expenses.
(ii)Basic and diluted earnings per share, and cash dividends declared per share, for the three months ended December 31, 2015 have been retroactively adjusted to reflect the reverse stock split on January 4, 2016.

WILLIS TOWERS WATSON
Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)

			Pro Forma (Unaudited)
			Legacy Towers Watson & Pro Forma Adjustments	Willis Towers Watson
	Twelve Months ended December 31,		Twelve Months ended December 31,
	2016	2015	2015	2015

Revenues
Commissions and fees	$7,778	$3,809	$3,659	$7,468
Interest and other income	109	20	4	24
Total revenues	7,887	3,829	3,663	7,492

Costs of providing services
Salaries and benefits	4,646	2,303	2,128	4,431
Other operating expenses	1,551	718	728	1,446
Depreciation	178	95	64	159
Amortization	591	76	459	535
Restructuring costs	193	126	-	126
Integration expenses(i)	177	84	(54)	30
Total costs of providing services	7,336	3,402	3,325	6,727

Income from operations	551	427	338	765

Interest expense	184	142	22	164
Other expense/(income), net	27	(55)	(57)	(112)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	340	340	373	713

Provision for/(benefit from) income taxes	12	(33)	103	70

INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	328	373	270	643

Interest in earnings/(losses) of associates, net of tax	2	11	(2)	9

NET INCOME	330	384	268	652

Income attributable to non-controlling interests	(18)	(11)	(1)	(12)

NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$312	$373	$267	$640

EARNINGS PER SHARE(ii)
Basic earnings per share	$2.28	$5.49		$4.67
Diluted earnings per share	$2.26	$5.41		$4.64

Cash dividends declared per share(ii)	$1.92	$3.28

Weighted average shares of common stock, basic	137	68		137
Weighted average shares of common stock, diluted	138	69		138

(i) Pro Forma adjustment represents removal of $(58) million Legacy Willis Merger related integration expenses and remaining $4 million Legacy Towers Watson non-Merger integration related expenses.
(ii)Basic and diluted earnings per share, and cash dividends declared per share, for the twelve months ended December 31, 2015 have been retroactively adjusted to reflect the reverse stock split on January 4, 2016.

WILLIS TOWERS WATSON
Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)

	December 31,	December 31,
	2016	2015

ASSETS
Cash and cash equivalents	$870	$532
Fiduciary assets	10,505	10,458
Accounts receivable, net	2,080	1,258
Prepaid and other current assets	344	255
Total current assets	13,799	12,503

Fixed assets, net	839	563
Goodwill	10,426	3,737
Other intangible assets, net	4,368	1,115
Pension benefits assets	488	623
Other non-current assets	353	298
Total non-current assets	16,474	6,336
TOTAL ASSETS	$30,273	$18,839

LIABILITIES AND EQUITY
Fiduciary liabilities	$10,505	$10,458
Deferred revenue and accrued expenses	1,481	752
Short-term debt and current portion of long-term debt	508	988
Other current liabilities	879	603
Total current liabilities	13,373	12,801

Long-term debt	3,357	2,278
Liability for pension benefits	1,321	279
Deferred tax liabilities	994	240
Provision for liabilities	575	295
Other non-current liabilities	532	533
Total non-current liabilities	6,779	3,625
TOTAL LIABILITIES	20,152	16,426

COMMITMENTS AND CONTINGENCIES	—	—

REDEEMABLE NONCONTROLLING INTEREST	51	53

EQUITY

Ordinary shares, $0.000304635 nominal value; Authorized: 1,510,003,775;
Issued 137,075,068 in 2016 and 68,624,892 in 2015;
Outstanding 136,296,771 in 2016 and 68,624,892 in 2015	—	—
Ordinary shares, €1 nominal value; Authorized: 40,000;	—	—
Issued 40,000 shares in 2016 and 2015
Preference shares, $0.000115 nominal value; Authorized: 1,000,000,000;
Issued nil shares in 2016 and 2015	—	—
Additional paid-in capital	10,596	1,672
Retained earnings	1,344	1,597
Accumulated other comprehensive loss, net of tax	(1,889)	(1,037)
Treasury shares, at cost, 795,816 in 2016 and 17,519 in 2015, and
40,000 shares, €1 nominal value, in 2016 and 2015	(99)	(3)
Total Willis Towers Watson shareholders' equity	9,952	2,229
Noncontrolling interests	118	131
Total equity	10,070	2,360

TOTAL LIABILITIES AND EQUITY	$30,273	$18,839

WILLIS TOWERS WATSON
Consolidated Statements of Cash Flows
(In millions of U.S. dollars)

	Years ended
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	$330	$384
Adjustments to reconcile net income to total net cash from operating activities:
Depreciation	178	95
Amortization	591	76
Net periodic benefit of defined benefit pension plans	(93)	(78)
Provision for doubtful receivables from clients	36	5
Benefit from deferred income taxes	(136)	(99)
Share-based compensation	123	64
Non-cash foreign exchange (gain)/loss	(28)	73
Net gain on disposal of operations, fixed and intangible assets and gain on remeasurement of equity interests	—	(90)
Other, net	27	(8)
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Accounts receivable	(101)	(155)
Fiduciary assets	(249)	(508)
Fiduciary liabilities	249	508
Other assets	22	(5)
Other liabilities	(44)	(62)
Movement on provisions	62	43
Net cash from operating activities	967	243

CASH FLOWS FROM/(USED IN) INVESTING ACTIVITIES
Additions to fixed assets and software for internal use	(222)	(146)
Capitalized software costs	(85)	—
Acquisitions of operations, net of cash acquired	476	(857)
Net (cash paid)/proceeds from sale of operations	(1)	44
Other, net	20	16
Net cash from/(used in) investing activities	188	(943)

CASH FLOWS (USED IN)/FROM FINANCING ACTIVITIES
Net (payments on)/borrowings on revolving credit facility	(237)	469
Senior notes issued	1,606	—
Proceeds from issuance of other debt	404	592
Debt issuance costs	(14)	(5)
Repayments of debt	(1,901)	(166)
Repurchase of shares	(396)	(82)
Proceeds from issuance of shares and excess tax benefit	14	131
Payments of deferred and contingent consideration related to acquisitions	(67)	—
Dividends paid	(199)	(277)
Acquisitions of and dividends paid to noncontrolling interests	(12)	(21)
Net cash (used in)/from financing activities	(802)	641

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	353	(59)
Effect of exchange rate changes on cash and cash equivalents	(15)	(44)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	532	635
CASH AND CASH EQUIVALENTS, END OF PERIOD	$870	$532

Contact

INVESTORS
Aida Sukys | +1 703 258 8033 | aida.sukys@willistowerswatson.com